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                                                                     EXHIBIT 8.1

                     Powell, Goldstein, Frazer & Murphy LLP
                                   16th Floor
                            191 Peachtree Street, NE
                             Atlanta, Georgia 30303

                               December   , 2001

Omega Healthcare Investors, Inc.
900 Victors Way
Suite 350
Ann Arbor, Michigan 48108

Ladies and Gentlemen:

We have acted as special counsel to Omega Healthcare Investors, Inc., a Maryland corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-11 (Registration No. 333-72750) originally filed with the Securities and Exchange Commission on November 2, 2001 (the "Registration Statement"), as amended, relating to the offering to holders of Company common stock of subscription rights to purchase up to 9,400,000 shares of the Company's common stock (the "Rights Offering").

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We also have relied upon factual statements and representations made to us by representatives of the Company and others, and which will be set forth in a certificate executed and provided to us by the Company. For purposes of this opinion, we have assumed the validity and accuracy of the documents, certificates, records, statements, and representations referred to above. We also have assumed that the Rights Offering will be consummated in accordance with the Registration Statement and such other documents, certificates and records and that the statements as to factual matters contained in the Registration Statement are true, correct and complete and will continue to be true, correct and complete through the completion of the Rights Offering.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo copies, and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party (other than the Company) has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties and the validity and binding effect thereof on such parties.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.

On the basis of and subject to the foregoing, and subject to the receipt of the executed certificate from the Company, we hereby confirm that the opinion of counsel set forth in the Registration Statement under the heading "MATERIAL UNITED STATES FEDERAL INCOME TAX
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Omega Healthcare Investors, Inc.
December   , 2001
Page 2 of 2

CONSIDERATIONS--Consequences of the Rights Offering" is the opinion of Powell, Goldstein, Frazer & Murphy LLP, based upon current United States federal income tax law.

Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Rights Offering or of any transaction related thereto or contemplated thereby. This opinion is expressed as of the date hereof, and we are under no obligation to advise you of, supplement or to revise our opinion to reflect, any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue. We hereby consent to the use of our name in the sections captioned "MATERIAL UNITED STATES INCOME TAX CONSIDERATIONS" and "LEGAL MATTERS" in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

DRAFT